                                                                    EXHIBIT 10.4

                     CHANGE OF CONTROL EMPLOYMENT AGREEMENT

     THIS CHANGE OF CONTROL EMPLOYMENT AGREEMENT (the "Agreement") is entered into this ____ day of _________, 199_, by and among FirstFed Financial Corp., a Delaware corporation (the "Company" or "FFC"), First Federal Bank of California, a federal savings bank (the "Bank" or "FFB"), and ______________ (the "Employee").

     A. The Employee currently holds the position of _____________________ of the Bank, which is a wholly-owned subsidiary of the Company. The Employee is a highly experienced and knowledgeable executive whose creativity, expertise and efforts have been instrumental in the development of the business of the Company, the Bank and its subsidiaries.

     B. The Board of Directors of the Company (the "FFC Board") and the Board of Directors of the Bank (the "FFB Board") have determined that it is in the best interests of the Company and its shareholders, and the Bank and its subsidiaries, to assure that the Bank will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The FFC and FFB Boards believe it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company and the Bank currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation arrangements upon a Change of Control which provide the Employee with individual financial security competitive with those of other corporations.

     C. In order to accomplish these objectives, the FFC and FFB Boards have caused the Company and the Bank to enter into this Agreement with respect to the Employee's employment with the Bank.
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     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.   Certain Definitions.
     -------------------

     (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section l (b) hereof) on which a Change of Control occurs. Notwithstanding anything in this Agreement to the contrary, if the Employee's employment with the Bank is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with, or in anticipation of, a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

     (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the earlier to occur of (i) the second anniversary of the date hereof or (ii) the first day of the month next following the Employee's normal retirement date ("Normal Retirement Date") as established pursuant to the Bank's then existing retirement policy as set forth in its Personnel Policy Manual or any successor retirement policy or plan (the "Retirement Plan"); provided, however, that such period may be extended or renewed upon FFB Board
--------- -------
resolution and approval.

2.   Change of Control.  For the purpose of this Agreement, a "Change of
     -----------------
Control" shall mean:

     (a) An acquisition (other than from the Company) by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, the Company or any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) of beneficial ownership, (within the meaning of Rule 13d-

-3 promulgated under the Exchange Act) of 15% or more of either (i) the then outstanding shares of the Company's common stock or (ii) the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

     (b) Individuals who, as of the date hereof, constitute the FFC Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the FFC Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

     (c) Approval by the stockholders of the Company of a reorganization, merger, consolidation, (other than a reorganization, merger or consolidation in which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities), or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

3.   Employment Period.  The Bank hereby agrees to continue the Employee in its
     ------------------
employ, and the Employee hereby agrees to remain in the employ of the Bank, for the period commencing on the Effective Date and ending on the earlier to occur

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of (a) the second anniversary of such date or (b) the first day of the month coinciding with or next following the Employee's Normal Retirement Date (the "Employment Period").

4.   Terms of Employment.
     --------------------

       (a)  Position and Duties.
       ---  -------------------

          (i) During the Employment Period, the Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date. Additionally, the Employee's services shall be performed at the location where the Employee was employed immediately preceding the Effective Date or any office or location less than thirty-five (35) miles from such location.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Bank and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Bank in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the

Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Bank.

     (b)  Compensation.
          ------------

          (i) Base Salary.  During the Employment Period the Employee shall
              -----------
receive a base salary ("Base Salary") at a monthly rate equal to the average monthly base salary paid or payable to the Employee by the Bank during the previous five years immediately preceding the month in which the Effective Date occurs. Such Base Salary shall be payable not less often than monthly. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other senior executive employees of the Bank. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Base Salary shall not be reduced after any such increase.

          (ii)  Annual Bonus.  In addition to Base Salary, the Employee shall be
                ------------
awarded, for each fiscal year during the Employment Period for which a bonus is paid to any senior officers of the Bank, an annual bonus (an "Annual Bonus") in cash equal to or greater than the average bonus payable to the Employee from the Bank under the terms of the Bank's bonus program in effect immediately prior to the Effective Date, or, if more favorable to the Employee, as provided at any time thereafter with respect to other senior officers of the Bank. Such Annual Bonus shall be payable not later than 90 days after the end of the fiscal year.

          (iii)   Incentive, Savings and Retirement Plans.  In addition to Base
                  ---------------------------------------
Salary and Annual Bonus payable as hereinabove provided, the Employee shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other senior executive employees of the Bank (including employee benefit plans, in each case providing benefits which are the economic equivalent to those in effect or as subsequently amended). Such plans, practices, policies and programs, in the aggregate, shall provide the Employee with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided by the Bank for the Employee under such plans, practices, policies and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other senior executive employees of the Bank.

          (iv)  Welfare Benefit Plans.  During the Employment Period, the
                ---------------------
Employee and the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other senior executive employees of the Bank.

          (v)  Expenses.  During the Employment Period, the Employee shall be
               --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the most favorable policies, practices and procedures of the Bank in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other senior executive employees of the Bank.

          (vi)  Fringe Benefits.  During the Employment Period, the Employee
                ---------------
shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Bank in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other senior executive employees of the Bank

          (vii)   Office and Support Staff.  During the Employment Period, the
                  ------------------------
Employee shall be entitled to a private office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, and such other facilities, amenities and services at least equal to the most favorable of the foregoing provided to the Employee by the Bank at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other senior executive employees of the Bank.

          (viii)   Vacation.  During the Employment Period, the Employee shall
                   --------
be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Bank as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other senior executive employees of the Bank.

5.   Termination.
     -----------

     (a) Death or Disability.  This Agreement shall terminate automatically upon
         -------------------
the Employee's death. If the Bank determines in good faith that the Disability of the Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Bank shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" means disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Bank or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

     (b)  Cause.  The Bank may terminate the Employee's employment for "Cause."
          ------
For purposes of this Agreement, "Cause" means: (i) an act or acts of personal dishonesty taken by the Employee and intended to result in substantial personal enrichment of the Employee at the expense of the Company or its subsidiaries,
(ii) repeated violations by the Employee of the Employee's obligations under
Section 4(a) of this Agreement, which are demonstrably willful and deliberate on the Employee's part and which are not remedied in a reasonable period of time after receipt of written notice from the Bank or, (iii) the conviction of the Employee of a felony.

     (c) Good Reason.  The Employee's employment may be terminated by the
         -----------
Employee for Good Reason.  For purposes of this Agreement, "Good Reason" means:

          (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Bank which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Bank promptly after receipt of notice thereof given by the Employee;

          (ii)  any failure by the Bank to comply with any of the provisions of
Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Bank promptly after receipt of notice thereof given by the Employee;

          (iii) the Bank's requiring the Employee to be based at any office or location other than that described in Section 4(a)(i) hereof, except for travel reasonably required in the performance of the Employee's responsibilities;

          (iv) any purported termination by the Bank of the Employee's employment otherwise than as expressly permitted by this Agreement; or

          (v) any failure by the Bank to comply with and satisfy Section 11(c) of this Agreement. For purposes of this Section 5(c), any determination of "Good Reason" made by the Employee shall be conclusive if made in good faith. Notwithstanding anything in this Agreement to the contrary, a termination by the Employee for any reason during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement ("Window Period.")

     (d) Notice of Termination.  Any termination by the Bank for Cause or by the
         ---------------------
Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement.
For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated; and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his or her rights hereunder.

     (e) Date of Termination.  "Date of Termination" means the date of receipt
         -------------------
of the Notice of Termination or any later date specified-therein, as the case may be; provided, however, that (i) if the Employee's employment is terminated
        -----------------
by the Bank other than for Cause or Disability, the Date of Termination shall be the date on which the Bank notifies the Employee of such termination; and (ii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

6.   Obligations of the Bank upon Termination.
     ----------------------------------------

     (a) Death.  If the Employee's employment is terminated by reason of the
         -----
Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including, for this purpose: (i) the Employee's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination or if higher, at the highest rate in effect at any time from the 90-day period preceding the Effective Date through the Date of Termination (the "Highest Base Salary); (ii) the product of the Annual Bonus paid to the Employee for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and
(iii) any compensation previously deferred by the Employee (together with any accrued interest thereon) and not yet paid by the Bank and any accrued vacation pay not yet paid by the Bank (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Notwithstanding anything in this Agreement to the contrary, the Employee's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Bank to surviving families of employees of the Bank under such plans, programs, practices and policies relating to family death benefits, if any, in accordance with the most favorable plans, programs, practices and policies of the Bank in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect on the date of the Employee's death with respect to other senior executive employees of the Bank and their families.

     (b) Disability.  If the Employee's employment is terminated by reason of
         ----------
the Employee's Disability, this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. Notwithstanding anything in this Agreement to the contrary, the Employee shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Bank to disabled employees and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in accordance with the most favorable plans, programs, practices and policies of the Bank in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other senior executive employees of the Bank and their families.

     (c) Cause; Other than for Good Reason.  If the Employee's employment shall
         ---------------------------------
be terminated for Cause, this Agreement shall terminate without further obligations to the Employee other than the obligation to pay to the Employee the full Base Salary through the Date of Termination. If the Employee terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee through the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

     (d)  Good Reason; Other Than for Cause or Disability.  If, during the
          -----------------------------------------------
Employment Period, the Bank shall terminate the Employee's employment other than for Cause, Disability, or death or if the Employee shall terminate his or her employment during the Window Period for Good Reason:

          (i) the Bank shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. to the extent not theretofore paid, the Employee's Base Salary through the Date of Termination; and

               B. a proportionate Annual Bonus based on the Employee's Annual Bonus for the last three fiscal years, where the numerator in such calculation is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365; and

          C. the product of an amount equal to six months of the Employee's Base Salary plus any Bonus the Employee is entitled to under the Agreement; and

          D. in the case of compensation previously deferred by the Employee, all amounts previously deferred, together with any accrued interest thereon and not yet paid by the Bank, any accrued vacation pay not yet paid by the Bank, any other Accrued Obligations; and

          E. the Employee shall be entitled to receive a lump-sum retirement benefit equal to the difference between (a) the actuarial equivalent of the benefit under the Retirement Plan the Employee would receive if he or she remained employed by the Bank at the compensation level provided for in Sections 4(b)(i) and 4(b)(ii) of this Agreement for the remainder of the Employment Period and (b) the actuarial equivalent of his or her benefit, if any, under the Retirement Plan; and

          F. for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Bank shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement if the Employee's employment had not been terminated, including health insurance and life insurance, in accordance with the most favorable plans, practices, programs or policies of the Bank during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other senior executive employees and their families and for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, the Employee shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.

7.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
     -------------------------
limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Bank and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option or other agreements with the Bank or any of its subsidiaries. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Bank or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

8.   Full Settlement.  The Bank's obligation to make the payments provided for
     ---------------
in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Bank may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. The Bank agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Bank or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to Section 9 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

9.   Certain Additional Payments by the Bank.
     ---------------------------------------

     (a) Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the Bank to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise-tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross -Up Payment equal to the Excise Tax imposed upon the Payments.

     (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the Bank's firm of independent auditors (the "Accounting Firm") which shall provide detailed supporting calculations both to the Bank and the Employee within 15 business days of the Date of Termination, if applicable, or such earlier time as is requested by the Bank. The initial Gross-Up Payment, if any, as determined pursuant to this Section 9(b), shall be paid to the Employee within 5 days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with an opinion that he or she has substantial authority not to report any Excise Tax on his or her federal income tax return. Any determination by the Accounting Firm shall be binding upon the Bank and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Bank should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Bank exhausts its remedies pursuant to Section 9(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Bank to or for the benefit of the Employee.

     (c) The Employee shall notify the Bank in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Bank of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee knows of such claim and shall apprise the Bank of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to the Bank (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Bank notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:

          (i) give the Bank any information reasonably requested by the Bank relating to such claim,

          (ii) take such action in connection with contesting such claim as the Bank shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Bank,

          (iii) cooperate with the Bank in good faith in order effectively to contest such claim,

          (iv) permit the Bank to participate in any proceedings relating to such claim; provided, however, that the Bank shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), the Bank shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, any court of initial jurisdiction and any one or more appellate courts, as the Bank shall determine; provided, however, that if the Bank directs the Employee to pay such claim and sue for a refund, the Bank shall advance the amount of such payment to the Employee, on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Bank's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (d) If, after the receipt by the Employee of an amount advanced by the Bank pursuant to Section 9(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Bank's complying with the requirements of Section 9(c)) promptly pay to the Bank the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Bank pursuant to Section 9(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Bank does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

10.       Compliance with Safety and Soundness Standards.  Notwithstanding
          -----------------------------------------------
anything contained herein to the contrary, in no event shall the total compensation paid out upon the departure of an employee be in excess of that considered safe and sound at the time of such payment, taking into consideration all applicable laws, regulations, or other regulatory guidance including but not limited to Office of Thrift Supervision Regulatory Bulletin 27a or any similar or successor regulatory pronouncement.

11.  Confidential Information.  The Employee shall hold in a fiduciary capacity
     ------------------------
for the benefit of the Bank all secret or confidential information, knowledge or data relating to the Bank or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Bank and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Bank, the Employee shall not, without the prior written consent of the Bank, communicate or divulge any such information, knowledge or data to anyone other than the Bank and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

12.   Successors.
      -----------

     (a) This Agreement is personal to the Employee and without the prior written consent of the Bank shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

13.  Miscellaneous.
     -------------

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Employee:
     -------------------
     401 Wilshire Boulevard,
     Santa Monica, California 90401

     If to the Company:
     ------------------
     FirstFed Financial Corp.
     401 Wilshire Boulevard
     Santa Monica, California  90401
     Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Bank may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

     (f) This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof.

     (g) The Employee and the Bank acknowledge that the employment of the Employee by the Bank is "at will", and, prior to the Effective Date, may be terminated by either the Employee or the Bank at any time. Upon a termination of the Employee's employment or upon the Employee's ceasing to be an officer of the Bank, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
"Employee"

__________________________________
Name:

FirstFed Financial Corp.            Attest:

By:__________________________       By:___________________________

Name:________________________       Name:_________________________

Title:_________________________     Title:________________________

First Federal Bank of California      Attest:


By:__________________________         By:___________________________

Name:________________________         Name:_________________________

Title:_______________________         Title:________________________